Exhibit 24.2

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Premier National Bancorp, Inc., a corporation organized under the laws of the State of New York (the "Corporation"), hereby constitutes and appoints T. Jefferson Cunningham III, Paul A. Maisch, Steven L. Kaplan and Brian E.J. Lam, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 or any other appropriate form and all amendments or supplements (including without limitation post-effective amendments on Form S-8) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.80 per share, of the Corporation, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.


Signature                                                   Date
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/s/ Elizabeth P. Allen                                   July 14, 1998
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/s/ Thomas C. Aposporos                                  July 13, 1998
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/s/ George M. Coulter                                    July 15, 1998
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/s/ Thomas C. DeBenedictus                               July 10, 1998
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/s/ Richard T. Hazzard                                   July 14, 1998
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/s/ Peter Van Kleeck                                     July 14, 1998
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/s/ Richard Novik                                        July 14, 1998
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/s/ John J. Page                                         July 14, 1998
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/s/ Archibald A. Smith, III                              July 13, 1998
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/s/ Roger W. Smith                                       July 14, 1998
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/s/ David A. Swinden                                     July 14, 1998
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